Exhibit 10.23

DISCOVERORG, LLC
AT-WILL EMPLOYEE AGREEMENT
As a condition of my employment with DiscoverOrg, LLC (“DiscoverOrg”), its subsidiaries, affiliates, successors, or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation paid to me by the Company now and in the future, I agree to the following terms, which reflect my agreement with the Company as in effect since the date I first became employed by the Company:
1.    AT-WILL EMPLOYMENT
MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF DISCOVERORG. THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT EITHER MY OPTION OR THE COMPANY’S OPTION, WITH OR WITHOUT NOTICE. NOTHING IN AN EMPLOYEE HANDBOOK OR OTHER POLICY OF THE COMPANY WILL BE CONSTRUED AS CHANGING MY AT-WILL EMPLOYMENT STATUS. THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.
2.    CONFIDENTIAL INFORMATION
2.1    Definition. “Confidential Information” means any non- public information that relates to the actual or anticipated business, research, or development of the Company and any proprietary information, technical data, trade secrets, and know-how of the Company, disclosed to me by the Company, directly or indirectly, in writing, orally, or by inspection or observation of tangible items. Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Confidential Information includes, but is not limited to, Company research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information. Confidential Information will not include any information that (a) was publicly known and made generally available in the public domain prior to the time the Company disclosed the information to me, (b) became publicly known and made generally available, after disclosure to me by the Company, through no wrongful action or inaction by me or by others who were under confidentiality obligations, or (c) was in my rightful possession, without confidentiality restrictions, at the time of disclosure by the Company, as shown by my files and records.
2.2    Use and Non-Use. At all times during the term of my employment and after my employment ends, I will hold all Confidential Information in strictest confidence and not use it for any purpose except for the benefit of the Company to fulfill my employment obligations. I will not disclose Confidential Information to any third party without the prior written authorization of the president, CEO, or the Board of Managers of the Company. Confidential Information will remain the sole property of the Company. I will take all reasonable precautions to prevent any unauthorized use or disclosure of the Confidential Information. Prior to disclosure when compelled by applicable law, I will provide written notice to the president, CEO, and general counsel of DiscoverOrg (as applicable). I understand that my unauthorized use or disclosure of Confidential Information during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 2.2 will continue after termination of my employment. I represent and warrant that I have complied with all obligations in this Section 2 at all times since the Employment Date.
2.3    Former Employer Confidential Information. I will not, during my employment with the Company, improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity with which I have an obligation to keep information in confidence. Furthermore, I will not bring onto the premises of the Company or transfer onto the Company’s technology systems any unpublished document or proprietary information belonging to any third party unless consented to in writing by both the Company and such third party.
2.4    Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of this information and to use it only for certain limited purposes. I will hold all of this confidential or proprietary information in the strictest confidence and not disclose it to any third party or use it except as necessary in carrying out my work for the Company consistent with the Company’s agreements with these third parties. I understand that my unauthorized use or disclosure of third parties’ confidential or proprietary information during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.
2.5    Whistleblower Immunity. Pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.
3.    INVENTIONS
3.1    Inventions Defined. “Inventions” means inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, know-how, trademarks, and trade secrets, whether or not patentable or registrable under copyright or similar laws, that I may solely or jointly author, conceive, develop, or reduce to practice.
3.2    Assignment of Inventions and Works Made for Hire. I will promptly make a full written disclosure to DiscoverOrg, will hold in trust for the sole right and benefit of DiscoverOrg, and hereby assign to DiscoverOrg, or its designee, all of my right, title, and interest (including all related intellectual property rights and the right to sue and collect payment for past, present, and future infringement) in all Inventions that I create during the period of time I am in the employ of the Company (including during my off-duty hours) (“Company Inventions”). In addition, all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with DiscoverOrg and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act, and in accordance, DiscoverOrg will be considered the author of these works. I agree that this assignment includes present conveyance to DiscoverOrg of ownership of Inventions that are not yet in existence.
3.3    Exception to Assignments. I am not obligated to assign any Company Invention that qualifies fully under the provisions of the Revised Code of Washington Section 49.44.140 (“RCW 49.44.140”):
NOTICE OF REVISED CODE OF WASHINGTON SECTION 49.44.140:
Any provision in this Agreement for assignment of my right, title, and interest in an Invention to the Company does not apply to an Invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work I perform for the Company.
At DiscoverOrg’s request, I will promptly disclose to DiscoverOrg all Company Inventions during and after my employment to determine the status of the Company Invention under Sections 3.2 and 3.3. DiscoverOrg may disclose such Company Inventions to the department of employment security.
3.4    Inventions Retained and Licensed. I have attached to this Agreement, as Exhibit A, a list describing all Inventions that were made by me prior to my employment with the Company, that relate to the Company’s proposed business, products, or research and development, and that are not assigned to the Company under this Agreement (collectively, “Prior Inventions”). If no list is attached or if no Prior Inventions are listed on Exhibit A, I represent that there are no Prior Inventions. Furthermore, I represent and warrant that the inclusion of any Prior Inventions from Exhibit A of this Agreement will not materially affect my ability to perform all obligations under this Agreement. If, in the course of my employment with the Company, I incorporate into a Company product, process, or machine an Invention owned by me or in which I have an interest, DiscoverOrg is granted a nonexclusive, royalty-free, irrevocable, perpetual, transferrable, worldwide license (with right to sublicense) to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit the Invention without restriction of any kind.
3.5    Third Party Inventions. I will not incorporate any original work of authorship, development, concept, improvement, or trade secret owned, in whole or in part, by any third party, into any Company Invention without the Company’s prior written permission.
3.6    Moral Rights. Any assignment to DiscoverOrg of Company Inventions includes all rights of attribution, paternity, integrity, modification, disclosure, and withdrawal and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including any limitation on subsequent modification, to the extent permitted under applicable law.
3.7    Marketing of Company Inventions. The decision whether or not to commercialize or market any Company Invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit. Neither the Company nor any other entity will pay me a royalty as a result of the Company’s efforts to commercialize or market any Company Invention.
3.8    Inventions Assigned to the United States. I will assign to the United States government all of my right, title, and interest in and to all Company Inventions whenever the full title is required to be assigned to the United States government by a contract between the Company and the United States government or any of its agencies.
3.9    Maintenance of Records. I will keep and maintain adequate and current written records of all Company Inventions. These records will be in the form of notes, sketches, drawings, electronic files, laboratory notebooks, and any other format that may be specified by the Company. At all times, the records will be available to the Company, and remain the sole property of DiscoverOrg.
3.10    Further Assurances. I will assist the Company, or its designee, at the Company’s expense, in every proper way to secure and protect the Company’s rights in Company Inventions and any related copyrights, patents, mask work rights, or other intellectual property rights in any and all countries. I will disclose to DiscoverOrg all pertinent information and data. I will execute all applications, specifications, oaths, assignments, and all other instruments that DiscoverOrg deems necessary in order to apply for and obtain these rights and in order to deliver, assign, and convey to DiscoverOrg, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to Company Inventions, and any related copyrights, patents, mask work rights, or other intellectual property rights. I will testify in a suit or other proceeding relating to such Company Inventions and any rights relating thereto. My obligation to execute or cause to be executed, when it is in my power to do so, any instrument or papers will continue after the termination of this Agreement. If DiscoverOrg is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Company Inventions assigned to DiscoverOrg as above, then I hereby irrevocably designate and appoint DiscoverOrg and its duly authorized officers and agents as my agent and attorney in fact.

Accordingly, DiscoverOrg may act for and in my behalf to execute and file any applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent or copyright registrations with the same legal force and effect as if executed by me.
4.    NO CONFLICTING OBLIGATIONS
4.1    Current Obligations. During the term of my employment with the Company, I will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which the Company is now involved, becomes involved, or has plans to become involved during the term of my employment. I will also not engage in any other activities that conflict with my obligations to the Company.
4.2    Prior Relationships. Without limiting Section 4.1, I represent that I have no other agreements, relationships or commitments to any other person or entity that conflict with my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. If I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices and documents), I have returned all property and confidential information belonging to all prior employers (or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, if the Company or any of its employees or agents is sued based on any obligation or agreement to which I am a party or am bound, I will indemnify the Company and its employees and agents for all verdicts, judgments, settlements, and other losses that result from any breach of my obligations under this Agreement, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action.
5.    COMPLIANCE WITH COMPANY POLICIES AND USE OF COMPANY EQUIPMENT AND FACILITIES
I will comply with all Company policies, including but not limited to policies relating to the use of the Internet and the use of Company equipment and facilities. I will not use Company equipment or facilities for any purpose except to fulfill my employment obligations for the benefit of the Company. I will follow all laws and regulations applicable to the use of Company equipment and facilities and access to or use of others’ computer or communication systems. I acknowledge that the Company will maintain sole ownership of all equipment and any data stored on the equipment. I understand and consent that the Company reserves the right to view and disclose without prior notice, for any purpose, any data stored on Company equipment or passing through the Company’s network, including but not limited to electronic mail and data downloaded from the Internet. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or web sites.
I acknowledge that I have no expectation of privacy either in information in transit through the Company network or stored on Company equipment, including computer, email, handheld device, telephone, or voicemail. All information, data, and messages created, received, sent, or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I am aware that Company has or may acquire software and systems that are capable of monitoring and recording all network traffic to and from any computer I may use. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through these systems with or without notice to me. This includes all e-mail messages, website visits, internet usage, chat sessions, and all file transfers into and out of the Company’s internal networks. The Company may review internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

6.    COMPLIANCE WITH ANTI-HARASSMENT AND EEO POLICIES
I will comply with all Company policies that prohibit harassment, discrimination, and retaliation. I acknowledge that the Company strictly prohibits all forms of unlawful harassment, including without limitation harassment based on gender, color, race, age, national origin, physical or mental disability, pregnancy, perceived pregnancy, childbirth, breastfeeding, or any related medical conditions, religion, military service and veteran status, marital status, sexual orientation, gender identity, or any other status protected by local, state, or federal law. I acknowledge that harassment may take many forms, including, without limitation, each of the following: (i) verbal conduct such as use of epithets, derogatory jokes or comments, or slurs, (ii) visual conduct such as derogatory posters, cartoons, drawings, or gestures, (iii) physical conduct such as assault, battery, blocking normal movement or interference with another employee’s work, (iv) use of computers, internet, and email systems to transmit, communicate, solicit or receive derogatory messages or materials, (v) threats or demands, including those directed at another person made in jest, and (vi) retaliation for the reporting of harassment to the Company or the government. If I believe that I have been subjected to or witnessed any conduct prohibited by the Company, I am expected as a part of my employment duties to report the conduct directly to HR or any level of management. Anyone found to be engaging in any type of harassment, discrimination, or retaliation in violation of Company policy will be subject to timely and appropriate corrective and/or disciplinary action, up to and including termination. This section is not intended to limit, amend, or alter any other Company policy regarding harassment, EEO, and workplace conduct investigations.
7.    RETURNING COMPANY MATERIALS
Upon leaving the employ of the Company, or upon Company’s request during my employment, I will deliver to DiscoverOrg (and will not keep in my possession, recreate, or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, Company credit cards, electronically-stored information and passwords to access such property, and other documents or property, or reproductions of these items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors, or assigns. In addition, I will deliver those records maintained pursuant to Section 3.9 to the Company. I also consent to an exit interview to confirm my compliance with this Section 7.
8.    NOTIFICATION TO NEW EMPLOYER
If my employment with the Company ends for any reason or no reason, the Company may notify my new employer about my rights and obligations under this Agreement.
9.    CONFLICT OF INTEREST GUIDELINES
I will diligently adhere to the “Conflict of Interest Guidelines.” A copy of the Company’s current Conflict of Interest Guidelines is attached to this Agreement as Exhibit B, but I understand that the Conflict of Interest Guidelines may be revised from time to time during my employment.
10.    TERMINATION CERTIFICATION
If my employment with the Company ends for any reason or no reason, I will sign and deliver to the Company the “Termination Certification” attached to this Agreement as Exhibit C. I will keep the Company advised of my home and business address for three years after termination of my employment with the Company so that the Company can contact me regarding my continuing obligations under this Agreement.
11.    NON-COMPETITION
11.1    Non-Competition. In order to protect Confidential Information, I will not, during and for a period of 12 months after the end of my employment with the Company, whether my termination is with or without good cause or for any or no cause, and whether my termination is effected by either the Company or me, directly or indirectly, for myself or any third party other than the Company:
(a)    directly provide services of any kind for any business (within the Geographic Area, as defined below) in connection with the development, manufacture, marketing, or sale of any product or service that I worked on in any capacity or in connection with which I had access to Confidential Information at any time during my employment with the Company, if the business’s product or service (i) competes with any product or service sold or provided by the Company, (ii) competes with any product or service intended to be sold or provided by the Company at the time of the termination of my employment with the Company, or (iii) competed with any product or service sold or provided by the Company at any time during my employment with the Company;
(b)    solicit sales from any of the Company’s customers for any product or service that (i) competes with any product or service sold or provided by the Company, (ii) competes with any product or service intended to be sold or provided by the Company at the time of the termination of my employment with the Company, or (iii) competed with any product or service sold or provided by the Company at any time during my employment with the Company;
(c)    entice any vendor, consultant, collaborator, agent, or contractor of the Company to cease its business relationship with the Company or engage in any activity that would cause them to cease their business relationship with the Company; or
(d)    solicit, induce, recruit, or encourage any of the Company’s employees to leave their employment, or attempt to solicit, induce, recruit, encourage, or take away Company employees.
11.2    Geographic Area Definition. “Geographic Area” means anywhere in the world where the Company conducts business.
11.3    Severability. The covenants contained in this Section 11 will be construed as a series of separate covenants, one for each country, city, state, or similar subdivision in any Geographic Area. If, in any judicial proceeding, a court refuses to enforce any of these separate covenants (or any part of a covenant), then the unenforceable covenant (or part) will be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions) to be enforced. In the event that the provisions of this section are deemed to exceed the time, geographic, or scope limitations permitted by law, then the provisions will be reformed to the maximum time, geographic, or scope limitations permitted by law.
11.4    Reasonableness. The nature of the Company’s business is such that if I were to become employed by, or substantially involved in, the business of a competitor to the Company anywhere in the world, it would be difficult not to rely on or use Confidential Information. Therefore, I enter into this Agreement to reduce the likelihood of disclosure of Confidential Information. I acknowledge that the limitations of time, geography, and scope of activity agreed to above are reasonable because, among other things, (a) the Company is engaged in a highly competitive global industry, (b) I will have access to Confidential Information, including but not limited to, the Company’s trade secrets, know-how, plans, and strategy (and in particular, the competitive strategy of the Company), (c) in the event my employment with the Company ends, I will be able to obtain suitable and satisfactory employment in my chosen profession without violating this Agreement, and (d) these limitations are necessary to protect Confidential Information, and the goodwill of the Company.
12.    COMPENSATION
All compensation for services rendered to third parties during the term of and relating to my employment with the Company, including equity or equity-type payments, and consulting or advisory fees, will be paid to the Company unless otherwise unanimously approved by the Board of Managers of the Company in writing.
13.    REPRESENTATIONS
I will execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I will not enter into, any oral or written agreement in conflict with this Agreement. I will also be available to testify on behalf of Company or its affiliates, in any action, suit or proceeding that relates to the terms of this Agreement, whether civil, criminal, administrative, or investigative, and to assist the Company or any of its affiliates in any such action, suit, or proceeding by providing information and meeting and consulting with its counsel and representatives.
14.    ARBITRATION AND EQUITABLE RELIEF
14.1    Arbitration. EXCEPT AS PROVIDED OTHERWISE IN THIS SECTION BELOW, ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING MY EMPLOYMENT RELATIONSHIP WITH THE COMPANY OR ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS AGREEMENT, WILL BE SETTLED BY ARBITRATION TO BE HELD IN MULTNOMAH COUNTY, OREGON, IN ACCORDANCE WITH THE EMPLOYMENT DISPUTE RESOLUTION RULES THEN IN EFFECT OF THE ARBITRATION SERVICE OF PORTLAND, INC. (“ASP RULES”); PROVIDED, HOWEVER, IF ARBITRATION IN MULTNOMAH COUNTY, OREGON IS IMPRACTICAL BECAUSE MY EMPLOYMENT FOR COMPANY WAS LOCATED MORE THAN 100 MILES FROM MULTNOMAH COUNTY, OREGON, THE ARBITRATION WILL BE HELD IN THE COUNTY AND STATE WHERE I LAST RESIDED DURING MY EMPLOYMENT FOR COMPANY AND IN ACCORDANCE WITH THE EMPLOYMENT DISPUTE RESOLUTION RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA RULES”). THE ASP RULES AND AAA RULES ARE AVAILABLE ONLINE AT HTTP://WWW.ARBSERVE.COM/PAGES/PROCEDURAL_RULES_14.HTM and HTTPS://WWW.ADR.ORG/AAA/SHOWPROPERTY?NODEID=/UC M/ADRSTG_004362. IF THE ASP RULES OR AAA RULES (IF APPLICABLE) (COLLECTIVELY, THE “RULES”) ARE INCONSISTENT WITH THE TERMS OF THIS AGREEMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN A DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR WILL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION. WITH THE EXCEPTION OF REASONABLE FILING FEES, COMPANY WILL PAY FOR THE COSTS AND EXPENSES OF THE ARBITRATION, AND EACH OF US WILL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.
14.2    Waiver of Right to Jury Trial. THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF MY RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF MY EMPLOYMENT RELATIONSHIP WITH THE COMPANY (EXCEPT AS PROVIDED OTHERWISE IN THIS SECTION BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:
(a)    CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT, BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED, NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS, NEGLIGENT OR INTENTIONAL MISREPRESENTATION, NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE, AND DEFAMATION;
(b)    CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE, OR LOCAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT. I AGREE THAT ALL CLAIMS INVOLVING DISCRIMINATION, HARASSMENT, RETALIATION, INTERFERENCE WITH LEAVE, AND ALLEGED WAGE AND HOUR VIOLATIONS, INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR OVERTIME, UNPAID WAGES, AND CLAIMS INVOLVING MEAL AND REST BREAKS SHALL ALL BE SUBJECT TO THIS ARBITRATION CLAUSE; PROVIDED, HOWEVER, THIS ARBITRATION CLAUSE DOES NOT COVER CLAIMS FOR SEXUAL HARASSMENT OR SEXUAL ASSAULT BROUGHT UNDER FEDERAL, STATE, OR LOCAL LAW;
(c)    CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.
14.3    Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND

FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW. NOTHING IN THIS AGREEMENT OR IN THIS PROVISION IS INTENDED TO WAIVE THE PROVISIONAL RELIEF REMEDIES AVAILABLE UNDER THE RULES.
14.4    Equitable Remedies. THE COMPANY OR I MAY APPLY TO ANY COURT OF COMPETENT JURISDICTION FOR A TEMPORARY RESTRAINING ORDER, PRELIMINARY INJUNCTION, OR OTHER INTERIM OR CONSERVATORY RELIEF, AS NECESSARY, WITHOUT BREACH OF THIS AGREEMENT AND WITHOUT ABRIDGEMENT OF THE POWERS OF THE ARBITRATOR.
14.5    Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, AN APPLICABLE UNEMPLOYMENT COMPENSATION DEPARTMENT, AN APPLICABLE WORKERS’ COMPENSATION BOARD, OR ANY OTHER ADMINISTRATIVE CLAIM THAT, AS A MATTER OF LAW, I CANNOT AGREE TO ARBITRATE. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM. NOTHING HEREIN SHALL BE CONSTRUED TO RELIEVE ANY PARTY OF THE DUTY TO EXHAUST ADMINISTRATIVE REMEDIES BY FILING A CHARGE OR COMPLAINT WITH AN ADMINISTRATIVE AGENCY AND OBTAINING A RIGHT TO SUE NOTICE, WHERE OTHERWISE REQUIRED BY LAW.
14.6    Waiver of Class Action, Collective Action, and Representative Action Claims. THE COMPANY AND I EXPRESSLY INTEND AND AGREE THAT: (A) CLASS ACTION, COLLECTIVE ACTION, AND REPRESENTATIVE ACTION PROCEDURES ARE HEREBY WAIVED AND SHALL NOT BE ASSERTED, NOR WILL THEY APPLY, IN ANY ARBITRATION PURSUANT TO THIS AGREEMENT; (B) EACH WILL NOT ASSERT CLASS ACTION, COLLECTIVE ACTION, OR REPRESENTATIVE ACTION CLAIMS AGAINST THE OTHER IN ARBITRATION OR OTHERWISE; AND (C) THE COMPANY AND I SHALL ONLY SUBMIT OUR OWN, INDIVIDUAL CLAIMS IN ARBITRATION AND WILL NOT SEEK TO REPRESENT THE INTERESTS OF ANY OTHER PERSON OR ENTITY. TO THE EXTENT THAT A DISPUTE INVOLVES BOTH TIMELY FILED EXCLUDED CLAIMS AND CLAIMS SUBJECT TO THIS AGREEMENT, THE PARTIES AGREE TO BIFURCATE AND STAY FOR THE DURATION OF THE ARBITRATION PROCEEDINGS ANY SUCH EXCLUDED CLAIMS.
14.7    Claims Procedure. ARBITRATION SHALL BE INITIATED UPON THE EXPRESS WRITTEN NOTICE OF EITHER PARTY AND IN ACCORDANCE WITH THE RULES. WRITTEN NOTICE OF ARBITRATION SHALL BE INITIATED WITHIN THE SAME TIME LIMITATIONS THAT THE APPLICABLE LAW APPLIES TO THOSE CLAIM(S). A SINGLE NEUTRAL ARBITRATOR SHALL BE SELECTED AS PROVIDED IN THE RULES AND PROCEDURES. UNLESS OTHERWISE AGREED UPON BY THE PARTIES, THE RULES REGARDING DISCOVERY SHALL APPLY TO ARBITRATION. THE ARBITRATOR SHALL HAVE JURISDICTION TO HEAR AND RULE ON PREHEARING DISPUTES AND SHALL HAVE THE AUTHORITY TO ADJUDICATE ANY CAUSE OF ACTION, OR THE ENTIRE CASE, PURSUANT TO A MOTION FOR SUMMARY JUDGMENT, AND, IN DECIDING SUCH MOTIONS, SHALL APPLY THE SUBSTANTIVE STATE OR FEDERAL LAW AS APPLICABLE TO THE CLAIM(S) ASSERTED. IF THE CASE IS NOT DISMISSED PURSUANT TO A MOTION, THE ARBITRATOR SHALL CONDUCT AND PRESIDE OVER AN ARBITRATION HEARING OF REASONABLE LENGTH, TO BE DETERMINED BY THE ARBITRATOR. THE ARBITRATOR SHALL PROVIDE THE PARTIES WITH A WRITTEN DECISION EXPLAINING HIS OR HER FINDINGS AND CONCLUSIONS. THE ARBITRATOR’S DECISION SHALL BE FINAL AND BINDING UPON THE PARTIES.

14.8    Governing and Substantive Law. THIS ARBITRATION CLAUSE AND ANY ARBITRATION SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, CHAPTERS 1 AND 2, TO THE EXCLUSION OF STATE LAW INCONSISTENT THEREWITH. THE ARBITRATOR SHALL APPLY THE SUBSTANTIVE STATE OR FEDERAL LAW AS APPLICABLE TO THE CLAIM(S) ASSERTED.
14.9    Consideration. I UNDERSTAND THAT EACH PARTY’S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR THE OTHER PARTY’S LIKE PROMISE. I FURTHER UNDERSTAND THAT I AM OFFERED EMPLOYMENT IN CONSIDERATION OF MY PROMISE TO ARBITRATE CLAIMS.
14.10    Voluntary Nature of Agreement. I ACKNOWLEDGE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I ACKNOWLEDGE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.
15.    GENERAL PROVISIONS
15.1    Governing Law and Consent to Personal Jurisdiction. The internal laws of the state of Washington, but not the choice of law rules of the state of Washington, govern this Agreement. For any claim not subject to arbitration under Section 14, I expressly consent to the personal jurisdiction of the state and federal courts located in Clark County, Washington, for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

15.2    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter of this Agreement, and this Agreement supersedes all prior discussions between us; provided, however, that any confidentiality, nondisclosure, or similar agreement between the Company and me will remain in full force and effect and any such agreement’s terms will apply in addition to, and it will not be superseded or otherwise affected by, this Agreement. No modification of this Agreement or amendment to it, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.
15.3    Severability. If one or more of the provisions in this Agreement is deemed void by law, then the remaining provisions will continue in full force and effect.
15.4    Successors and Assigns. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. The Company may assign this Agreement to a successor to all or part of its business or assets without restriction. There are no intended third party beneficiaries to this Agreement except as expressly stated.
15.5    Headings. Headings are used in this Agreement for reference only and will not be considered when interpreting this Agreement.
15.6    Waiver. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
15.7    Survivorship. The rights and obligations of the parties will survive termination of my employment with the Company.
15.8    Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

DISCOVERORG, LLC		EMPLOYEE

By:	/s/ Henry L. Schuck	/s/ Chris Hays
Name: Henry L. Schuck		Name: Chris Hays
Title: Chief Executive Officer		Date: 8/26/2018
Date: 08/16/2018

Exhibit B
CONFLICT OF INTEREST GUIDELINES
It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided. Any exceptions must be reported to the CEO and written approval for continuation must be obtained.
1.    Employees must not reveal Confidential Information to outsiders or misuse Confidential Information. Unauthorized divulging of Confidential Information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employee Agreement elaborates on this principle and is a binding agreement.)
2.    Employees must not accept or offer substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
3.    Employees must not participate in civic or professional organizations that might involve divulging Confidential Information.
4.    Employees must not initiate or approve personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal social, or romantic involvement.
5.    Employees must not initiate or approve any form of personal or social harassment of employees.
6.    Employees must not invest or hold outside directorship in suppliers, customers, or competing companies, including financial speculations, where their investment or directorship might influence in any manner a decision or course of action of the Company.
7.    Employees must not borrow from or lend to other employees, customers, or suppliers.
8.    Employees must not acquire real estate of interest to the Company.
9.    Employees must not improperly use or disclose to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
10.    Employees must not unlawfully discuss prices, costs, customers, sales, or markets with competing companies or their employees.
11.    Employees must not make any unlawful agreement with distributors with respect to prices.
12.    Employees must not improperly use or authorize the use of any inventions that are the subject of patent claims of any other person or entity.
13.    Employees must not engage in any conduct that is not in the best interest of the Company.
Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in the immediate termination of employment or independent contractor relationship without warning.

Exhibit C
TERMINATION CERTIFICATE
I certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company.
I further certify that I have complied with all the terms of the Company's At-Will Employee Agreement (“Agreement”) signed by me, including the reporting of any inventions and original works of authorship, conceived or made by me (solely or jointly with others) covered by the Agreement.
I further agree that, in compliance with the Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work,

Signature of Employee:

Print Name of Employee:

Date:

Address for Notifications:

computer programs, data bases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.
I further agree that for a period of one year from this date, I will not engage in any of the activities prohibited by Section 11 of the Agreement including, without limitation, competition with the Company in the “Geographic Area” defined in Section 11.2 of the Agreement, and solicitation of employees, customers, vendors, consultants, collaborators, agents, and contractors of the Company.
After leaving the Company’s employment, I will be employed by in the position of: